Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Novo Integrated Sciences, Inc. of our report dated November 20, 2019, relating to the financial statements, which appears in this Form 10-K.

/s/ NVS Professional Corporation

NVS Professional Corporation Previously called: NVS Chartered Accountants Professional Corporation

Markham, Ontario

December 9, 2020